Exhibit 10.25

CONFIDENTIAL

[***] Certain information in this document has been excluded because it both (i) is not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

STRATEGIC COOPERATION AGREEMENT

This Strategic Cooperation Agreement (“Agreement”) is made and entered into as of May 18, 2021 by and among Nexperia B.V., a private limited liability company incorporated under the laws of the Netherlands with its principal office located at Jonkerbosplein 52, 6534AB Nijmegen, the Netherlands (“Nexperia”), Transphorm, Inc., a Delaware corporation with its principal office located at 75 Castilian Drive, Goleta, California 93117, U.S.A. (“TopCo”), Transphorm Technology, Inc., a Delaware corporation and wholly-owned subsidiary of TopCo (“OpCo”), Transphorm Japan, Inc., a Japanese company and wholly-owned subsidiary of OpCo (“TPJ”), and Transphorm Japan Epi, Inc., a Japanese company and wholly-owned subsidiary of TPJ (“TJE,” and collectively with TopCo, OpCo and TPJ, “Transphorm”). Nexperia and Transphorm also are hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Nexperia is engaged in the business of designing, manufacturing and selling a broad range of semiconductor devices;

WHEREAS, Transphorm is engaged in the business of designing, developing and selling GaN products;

WHEREAS, OpCo and Nexperia entered into that certain Series 3 Preferred Stock Financing and Related Transactions on April 4th, 2018 and have since had a long term business relationship whereby (a) they each supply certain of their respective products to the other, (b) Nexperia funded OpCo’s development of certain manufacturing technology, and OpCo agreed to transfer and license such technology to Nexperia upon completion of such funding, and (c) in connection with the foregoing, OpCo and Nexperia are parties to a number of agreements and amendments thereto, including, without limitation, the Development and License Agreement, Supply Agreement, Loan and Security Agreement, MoU, and Knowledge Transfer MoU (each as defined below);

WHEREAS, OpCo and TJE are parties to the Intracompany License Agreement (as defined below), and TJE is a party to the Aizu Agreement (as defined below);

WHEREAS, in February 2020, Transphorm effected a corporate restructuring pursuant to which OpCo became a wholly-owned subsidiary of TopCo (the “TPH Restructuring”);

WHEREAS, the Parties are entering into this Agreement to (a) identify the various existing agreements constituting the relationship among the Parties, (b) update the relationship among the Parties to account for the TPH Restructuring, (c) memorialize certain expansions of the relationship among the Parties, (d) agree on the terms and conditions under which Nexperia may exercise the Option (as defined in the Option Agreement, as defined below), (e) obligate TopCo to cause OpCo, TPJ and TJE to perform their respective obligations under the respective Cooperation Agreements (as defined below), and (f) otherwise memorialize the arrangements among the Parties; and

WHEREAS, on the date hereof Transphorm and Nexperia are also entering into (a) an amendment and restatement of the Development and License Agreement, (b) an amendment and restatement of the Supply Agreement, (c) an amendment to the Loan and Security Agreement and (d) the Option Agreement (as defined below) all aimed at securing a long term supply relationship necessary for the entry by Nexperia as an automotive GaN power supplier;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1: CONTINUATION OF COLLABORATION; TOPCO OBLIGATION

Exhibit 10.25

CONFIDENTIAL
The Parties acknowledge that they have invested valuable resources in the business relationship under the Cooperation Agreements to secure a long term commercial collaboration and either Party may suffer irreparable harm if the other Party fails to perform under any of the Cooperation Agreements. The Parties hereby agree to continue to perform their respective obligations under the Cooperation Agreements following the TPH Restructuring. TopCo hereby agrees to cause each of OpCo, TPJ and TJE to perform their respective obligations under and in accordance with the applicable Cooperation Agreements.

ARTICLE 2: AGREEMENTS OF THE PARTIES

2.1.     Development and License Agreement. Pursuant to that certain Development and License Agreement, dated as of April 4, 2018, as amended by Amendment No. 1, dated as of March 21, 2019, and Amendment No. 2, dated as of February 7, 2020, by and between OpCo and Nexperia (the “Development and License Agreement”), Transphorm develops, transfers and licenses certain OpCo-developed manufacturing process technology to Nexperia as more particularly described in the Statements of Work entered into pursuant thereto (the “SOWs”), with a limited exclusivity to Nexperia in exchange for funding OpCo’s technology development. Concurrently with the execution of this Agreement, TopCo, OpCo and Nexperia are entering into an amendment and restatement of the Development and License Agreement in the form appended hereto as Appendix 1.

2.2.     Supply Agreement. Pursuant to that certain Supply Agreement, dated as of April 4, 2018, as amended by Amendment No. 1, dated as of February 7, 2020, by and between Nexperia and OpCo (the “Supply Agreement”), OpCo supplies the Epi Wafers and certain Transphorm Products (each as defined in the Supply Agreement) to Nexperia, and Nexperia supplies the Nexperia Products (as defined in the Supply Agreement) to Transphorm. Concurrently with the execution of this Agreement, TopCo, OpCo and Nexperia are entering into an amendment and restatement of the Supply Agreement in the form appended hereto as Appendix 2.

2.3.     Loan and Security Agreement. Pursuant to that certain Loan and Security Agreement dated as of April 4, 2018, as amended by Amendment No. 1, dated as of March 21, 2019, Amendment No. 2, dated as of February 7, 2020, Amendment No. 3, dated as of April 8, 2020, and Amendment No. 4, dated as of April 28, 2020, by and between OpCo and Nexperia (the “Loan and Security Agreement”), Nexperia agrees to make three term loans of $5 million (Tranche A), $8 million (Tranche B) and $2 million (Tranche B-1) and a $10 million revolver (Tranche C) to OpCo and OpCo agrees to grant Nexperia a continuing security interest in, and pledge to Nexperia of, the Collateral (as defined in the Loan and Security Agreement), wherever located, whether then owned or thereafter acquired or arising, and all Proceeds (as defined in the Loan and Security Agreement) and products thereof, to secure the payment and performance in full of all of the Obligations (as defined in the Loan and Security Agreement). Transphorm has requested Nexperia to extend the maturity date on the Tranche C loan. Concurrently with the execution of this Agreement, TopCo, OpCo and Nexperia are entering into Amendment No. 5 to the Loan and Security Agreement to (a) provide a parent guaranty by TopCo under the Loan and Security Agreement, and (b) allow for an extension to the Tranche C loan for an additional two (2) years. The Loan and Security Agreement, as amended, is appended hereto as Appendix 4.

2.4.     Agreements Relating to the EPI Business.

2.4.1. Memorandum of Understanding. Pursuant to that certain Memorandum of Understanding, dated June 18, 2019, by and between OpCo and Nexperia (the “MoU”), OpCo and Nexperia agree to negotiate (a) a plan for transferring to Nexperia certain GaN device knowledge relating to the use of the technology developed for Nexperia under the Development and License Agreement and the SOWs thereunder, and (b) a project to activate production by a subsidiary of Transphorm of epitaxial wafers that meet Nexperia’s demand as set forth in the Supply Agreement. Concurrently with the execution of this Agreement, a new schedule (the “Schedule”) is being attached to the MoU to reflect that the transfers of [***] and [***] are expected to be completed on or before [***] and [***], respectively. Subsequent to entering into the MoU, the Parties have entered into additional agreements that supersede the provisions of the MoU. The MoU and the Schedule are appended hereto as Appendix 5.

2.4.2. Memorandum of Understanding - Knowledge Transfer. Pursuant to that certain Memorandum of Understanding - Knowledge Transfer, dated October 10, 2019, by and between OpCo and Nexperia (the

Exhibit 10.25

CONFIDENTIAL
“Knowledge Transfer MoU”), OpCo agrees to render certain services in order to enable Nexperia’s affiliate in Hamburg, Germany to use the technology developed for Nexperia under the Development and License Agreement and the SOWs. The Knowledge Transfer MoU is appended hereto as Appendix 6.

2.4.3. Intracompany License Agreement. Pursuant to that certain Intracompany License Agreement, dated as of October 14, 2019, by and between TJE and OpCo, as supplemented by Letter Agreement dated as of October 22, 2019, by and among TJE, TPJ and Nexperia (collectively, the “Intracompany License Agreement”): (i) OpCo grants to TJE certain licenses under the Licensed IP Rights (as defined in the Intracompany License Agreement) to enable TJE to provide OpCo with certain services relating to the development, manufacturing and sales of GaN based power semiconductor epitaxial wafer products, and (ii) OpCo agrees to execute and cause TJE to execute tthe plan for transfer of Epi Technology (as defined in the Intracompany License Agreement) to TJE as set forth in Schedule 1 thereto, subject to Nexperia’s ongoing payments to TJE of the service fees set forth in Schedule 1 thereto. Parties agree that the Intracompany License Agreement shall be amended and restated concurrently with the execution of this Agreement in the form as appended hereto as Appendix 7.

2.4.4. Aizu Agreement. Pursuant to that certain Aizu MOCVD Restart Support Agreement, dated as of October 1, 2019, by and between Aizu Fujitsu Semiconductor Wafer Solution Limited (“AFSW”) and TJE (the “Aizu Agreement”), AFSW agrees to restart the GaN MOCVD epitaxial growth equipment owned by TJE and produce epitaxial wafers in accordance with TJE’s restart, development and qualification plan. The Aizu Agreement is appended hereto as Appendix 8.

2.4.5.     Option Agreement. Pursuant to that certain Option Agreement being entered into concurrently with the execution of this Agreement by and among TopCo, OpCo, TPJ and Nexperia (the “Option Agreement”), if TopCo is the subject of an Acquisition (as defined in the Option Agreement) prior to certain dates as defined in the Option Agreement, TopCo agrees to require Acquirer (as defined in the Option Agreement) to assume in writing and in a form reasonably acceptable to Nexperia all of Transphorm’s obligations under the Cooperation Agreements. If, following such an Acquisition , an Option Trigger Event (as defined in the Option Agreement) occurs, Nexperia shall have an option to purchase TJE from TPJ upon the terms and conditions set forth in the Term Sheet (as defined in the Option Agreement) attached thereto. The Option Agreement is appended hereto as Appendix 9.

2.5.     Cooperation Agreements. The Development and License Agreement, as amended and restated, and each of the SOWs entered into pursuant thereto, the Supply Agreement, as amended and restated, the Loan and Security Agreement, as amended, the MoU and the Schedule, the Knowledge Transfer MoU, the Amended and Restated License Agreement, the Aizu Agreement, and the Option Agreement are collectively referred to herein as the “Cooperation Agreements.”

ARTICLE 3: ADDITIONAL RIGHTS

3.1.     Information Rights. For so long as any of the Cooperation Agreements, as each of them may be amended and/or restated from time to time, remains in effect, and subject to confidentiality undertakings satisfactory to TopCo, TopCo shall furnish such information relating to the financial condition, business, prospects or corporate affairs of Transphorm as Nexperia may reasonably request and that is relevant to the performance by Transphorm of its obligations under the Cooperation Agreements, provided, however, that Transphorm may restrict access to any material if Transphorm believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege or to protect highly confidential proprietary information that rises to the level of trade secret.

3.2.     Inspection Rights. For so long as the Supply Agreement, as which may be amended and/or restated from time to time, is in effect, Transphorm shall permit Nexperia, at Nexperia’s expense, to visit and inspect Transphorm’s properties, to examine its books of account and records and to discuss Transphorm’s affairs, finances and accounts with its officers, all at such reasonable times during business hours and upon reasonable prior notice as may be requested by Nexperia; provided that such visit or inspection shall be limited to once per calendar year unless an Event of Default exists; provided further that Transphorm shall not be required to disclose or discuss, or permit the inspection, examination or making of extracts of, any document, book, record or other matter (i) of which

Exhibit 10.25

CONFIDENTIAL
disclosure to Nexperia is then prohibited by applicable law or any agreement binding on Transphorm or its Subsidiaries, or (ii) that is protected from disclosure by the attorney-client privilege or the attorney work product privilege.

3.3.     Confidentiality. Section 10 of the Supply Agreement, as amended and restated, is hereby incorporated by reference into this Agreement and shall apply as if fully set forth herein mutatis mutandis and any capitalized terms used in such Section 10 shall have the meanings ascribed to such terms in the Supply Agreement.

ARTICLE 4: MISCELLANEOUS

4.1.     Entire Agreement. This Agreement and the Cooperation Agreements, including all appendices, schedules, and exhibits hereto and thereto, constitute the entire agreement and understanding of the Parties with respect to the subject matters hereof and thereof, and supersedes all prior and contemporaneous correspondence, negotiations, agreements and understandings among the Parties, both oral and written, regarding such subject matter (except for those signed by duly authorized representatives of the Parties).

4.2.     Amendment. This Agreement may not be amended unless the amendment is in writing and signed by duly authorized representatives of TopCo and Nexperia.

4.3.     Notice. Any notice required to be given hereunder (other than routine transactional communications) shall be in writing and shall be sent by certified mail or courier service (such as FedEx) to the following addresses of the respective Parties (or to such other address as either Party may designate from time to time by written notice to the other Party):

If to Transphorm:

Transphorm, Inc.
75 Castilian Drive
Goleta, California 93117
USA
Attn: Chief Financial Officer

If to Nexperia:

Jonkerbosplein 52
6534 AB Nijmegen
Netherlands
Attn: General Counsel

4.4.     No Waiver. No failure or delay by a Party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the Party against whom such waiver is sought to be enforced.

4.5.     Remedies. Transphorm and Nexperia acknowledge and agree irreparable harm may result (the amount of which may be difficult to ascertain), monetary damages may be inadequate to compensate for such harm, and there might be no adequate remedy at law, if any of the covenants or agreements of such Party herein or in any of the Cooperation Agreements were not performed in accordance with its terms and therefore agrees that the other Party may be entitled to enforce the terms herein by an action or actions seeking specific performance, injunctive and/or other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

4.6.     Severability. In the event that any provision of this Agreement (or any portion hereof) is determined by a court of competent jurisdiction to be illegal, invalid or otherwise unenforceable, such provision (or part thereof) shall be enforced to the extent possible consistent with the stated intention of the Parties, or, if incapable of such

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CONFIDENTIAL
enforcement, shall be deemed to be deleted from this Agreement, while the remainder of this Agreement shall continue in full force and remain in effect according to its stated terms and conditions.

4.7.     Independent Contractors. The relationship between Transphorm and Nexperia is one of independent contractors, and neither Party will at any time or in any way represent itself as being a dealer, agent or other representative of the other Party or as having authority to assume or create obligations or otherwise act in any manner on behalf of the other Party.

4.8.     Applicable Law. The validity, performance, construction and interpretation of this Agreement shall be governed by the laws of the State of California, U.S.A., without regard to its conflict of law provisions. All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said rules. The arbitration shall be conducted in the English language. The award of the arbitrators shall be final and binding, subject to neither appeal nor confirmation. Each Party represents that the arbitration award can be entered and enforced under its national law in any court of competent jurisdiction. Place of arbitration shall be London, U.K. The UN Convention on Contracts for the International Sale of Products (Vienna, 1980) shall not apply to this Agreement or to any dispute or transaction arising out of this Agreement.

4.9.     Construction. This Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any Party. As used in this Agreement, the words “include” and “including,” and variations thereof, will be deemed to be followed by the words “without limitation.” The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

4.10.     Counterparts; ESIGN. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Exhibit 10.25

CONFIDENTIAL
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representative as of the date first set forth above.

Nexperia B.V.		Transphorm, Inc.
By:	/s/ Charles Smit	By:	/s/ Mario Rivas
Name:	Charles Smit	Name:	Mario Rivas
Title:	SVP & General Counsel	Title:	Chief Executive Officer
Date:	May 19, 2021	Date:	5/18/2021

By:	/s/ Toni Versluijs
Name:	Toni Versluijs
Title:	Sr VP & General Manager BG MOS Discretes
Date:	May 19, 2021

Transphorm Technology, Inc.
		By:	/s/ Primit Parikh
		Name:	Primit Parikh
		Title:	President & COO
		Date:	5/18/2021

Transphorm Japan, Inc.
		By:	/s/ Mario Rivas
		Name:	Mario Rivas
		Title:	Chief Executive Officer
		Date:	5/18/2021

Transphorm Japan Epi, Inc.
		By:	/s/ Primit Parikh
		Name:	Primit Parikh
		Title:	President & COO
		Date:	5/18/2021

Exhibit 10.25

CONFIDENTIAL
Appendices:

Appendix 1 - Amended and Restated Development and License Agreement
Appendix 2 - Amended and Restated Supply Agreement
Appendix 3 - Intentionally Omitted
Appendix 4 - Amended and Restated Loan and Security Agreement
Appendix 5 - MoU
Appendix 6 - Knowledge Transfer MoU
Appendix 7 - Amended and Restated License Agreement
Appendix 8 - Aizu Agreement
Appendix 9 - Option Agreement